Exhibit 99.1

UNAUDITED CONDENSED

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2007	December 31, 2006
ASSETS
Current Assets:
Cash and cash equivalents	$213,021	$281,264
Restricted cash (1)	35,928
Short-term investments and available-for-sale securities	15,634	22,986
Accounts receivable, net	45,415	29,368
Prepaid and other current assets	79,404	63,919
Deferred income taxes	23,494	88,485

Total current assets	412,896	486,022

Property and equipment, net	3,115,888	3,218,124
Goodwill	2,186,315	2,189,767
Other intangible assets, net	1,763,569	1,820,876
Deferred income taxes	473,651	482,710
Notes receivable and other long-term assets	431,772	415,720

Total	$8,384,091	$8,613,219

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$205,878	$187,634
Accrued interest	23,889	41,319
Current portion of long-term obligations	1,666	253,907
Unearned revenue	83,626	86,769

Total current liabilities	315,059	569,629

Long-term obligations	3,975,299	3,289,109
Other long-term liabilities	453,508	365,974

Total liabilities	4,743,866	4,224,712

Minority interest in subsidiaries	3,462	3,591

STOCKHOLDERS’ EQUITY
Class A Common Stock	4,497	4,378
Additional paid-in capital	7,709,929	7,502,472
Accumulated deficit	(2,757,452)	(2,733,920)
Accumulated other comprehensive income	3,189	16,079
Treasury stock	(1,323,400)	(404,093)

Total stockholders’ equity	3,636,763	4,384,916

Total	$8,384,091	$8,613,219

(1)	The amounts classified as restricted cash reflect funds held in reserve accounts by the two special-purpose subsidiaries of the Company formed in connection with the Company’s completed securitization transaction with respect to debt service payments, ground rents, real estate and personal property taxes, insurance premiums and management fees, and to reserve a portion of advance rents from tenants on the tower sites.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
REVENUES:
Rental and management	$350,775	$320,169	$696,804	$636,428
Network development services	7,648	5,694	14,093	9,844

Total operating revenues	358,423	325,863	710,897	646,272

OPERATING EXPENSES:
Costs of operations (exclusive of items shown separately below)
Rental and management	85,910	83,128	169,671	162,669
Network development services	4,132	2,609	7,654	4,680
Depreciation, amortization and accretion	131,637	132,811	261,831	266,072
Selling, general, administrative and development expense (1)	42,063	36,610	90,706	72,923
Impairments, net loss (gain) on sale of long-lived assets, restructuring and merger related expense	1,385	(67)	1,629	1,447

Total operating expenses	265,127	255,091	531,491	507,791

OPERATING INCOME	93,296	70,772	179,406	138,481

OTHER INCOME (EXPENSE):
Interest income, TV Azteca, net	3,584	3,584	7,082	7,082
Interest income	3,224	1,371	6,841	2,729
Interest expense	(58,384)	(53,690)	(111,658)	(107,947)
Loss on retirement of long-term obligations	(28,908)	(3,497)	(33,060)	(25,074)
Other income	13,874	2,661	16,872	6,390

Total other expense	(66,610)	(49,571)	(113,923)	(116,820)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES, MINORITY INTEREST AND INCOME ON EQUITY METHOD INVESTMENTS	26,686	21,201	65,483	21,661

Income tax provision	(14,566)	(12,936)	(32,197)	(14,762)
Minority interest in net earnings of subsidiaries	(96)	(280)	(184)	(537)
Income on equity method investments	6	6	8	10

INCOME FROM CONTINUING OPERATIONS	12,030	7,991	33,110	6,372
LOSS FROM DISCONTINUED OPERATIONS, NET	(32,021)	(327)	(30,873)	(645)

NET (LOSS) INCOME	$(19,991)	$7,664	$2,237	$5,727

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE AMOUNTS:
Income from continuing operations	$0.03	$0.02	$0.08	$0.02
Loss from discontinued operations	(0.08)		(0.07)	(0.01)

Net (loss) income	$(0.05)	$0.02	$0.01	$0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
BASIC	417,682	423,252	419,644	423,028

DILUTED	429,846	435,601	435,464	435,005

(1)	Selling, general, administrative and development expense includes $11,546 and $9,347 of stock-based compensation expense for the three months ended June 30, 2007 and June 30, 2006, and $28,214 and $18,858 of stock-based compensation expense for the six months ended June 30, 2007 and June 30, 2006, respectively.

UNAUDITED CONDENSED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Six Months Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$2,237	$5,727
Non-cash stock-based compensation expense	28,214	18,858
Other non-cash items reflected in statements of operations	359,469	308,072
Increase in restricted cash (1)	(21,608)
Decrease (increase) in assets (2)	21,273	(51,189)
(Decrease) increase in liabilities	(7,421)	11,173

Cash provided by operating activities	382,164	292,641

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for purchase of property and equipment and construction activities	(67,586)	(57,044)
Payments for acquisitions	(13,996)	(2,830)
Payments for acquisitions of minority interests		(22,944)
Proceeds from sale of businesses, available-for-sale securities, and other assets	16,281	14,740
Deposits, restricted cash, short-term investments and other assets	(26,236)	(334)

Cash used for investing activities	(91,537)	(68,412)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Certificates in securitization transaction	1,750,000
Borrowings under credit facilities	1,350,000	242,000
Repayment of notes payable, credit facilities and capital leases	(2,611,686)	(232,341)
Purchases of Class A common stock	(913,237)	(289,459)
Proceeds from stock options, warrants and stock purchase plans	101,863	35,362
Deferred financing costs and other financing activities	(35,810)	(2,038)

Cash used for financing activities	(358,870)	(246,476)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(68,243)	(22,247)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	281,264	112,701

CASH AND CASH EQUIVALENTS, END OF PERIOD	$213,021	$90,454

CASH PAID FOR INCOME TAXES	$14,979	$13,635

CASH PAID FOR INTEREST	$126,134	$99,214

(1)	Reflects the net increase in cash held in reserve accounts related to the Company’s securitization transaction as these accounts are classified as restricted cash.
(2)	Includes approximately $80.0 million in proceeds received by the Company from its previously announced federal income tax refund related to the carry back of certain federal net operating losses.